As filed with the Securities and Exchange Commission on August 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation or organization)

31-0746639

(I.R.S. Employer Identification Number)

810 DSW Drive

Columbus, Ohio 43219

(614-237-7100)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Jordan

General Counsel

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
class A common shares, without par value	753,185 shares	$44.04	$33,170,267.40	$3,851.07

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the class A common shares, without par value (the “Class A Common Shares”), of DSW Inc., an Ohio corporation (the “registrant”), being registered hereunder include such indeterminate number of Class A Common Shares as may be issuable with respect to the Class A Common Shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Class A Common Shares on August 8, 2011, on the New York Stock Exchange.
(3)	Pursuant to Rule 457(p) under the Securities Act, the registrant is applying the filing fee of $3,393.25 associated with certain unsold securities under its Registration Statement on Form S-4, as amended (File No. 333-172631), originally filed by the registrant on March 4, 2011, to partially offset the entire registration fee of $3,851.07 that would otherwise be due in connection with this Registration Statement. As a result, $457.82 is being remitted herewith.

PROSPECTUS

DSW Inc.

753,185 Class A Common Shares

without par value

The selling shareholder identified in this prospectus is offering for sale from time to time an aggregate of up to 753,185 of our Class A Common Shares that are issuable to the selling shareholder upon the exercise of warrants held by the selling shareholder. The selling shareholder acquired the warrants in a private placement that is more fully described beginning on page 4 of this prospectus under the heading “Selling Shareholder.” We will not receive any of the proceeds from the sale of our Class A Common Shares by the selling shareholder. See “Selling Shareholder” and “Plan of Distribution.”

The Class A Common Shares to which this prospectus relates may be offered and sold by the selling shareholder from time to time directly or through underwriters, broker-dealers or agents on the New York Stock Exchange, in privately negotiated transactions or otherwise. The Class A Common Shares may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis. See “Plan of Distribution.”

We are not selling any securities under this prospectus, and we will not receive any of the proceeds from the sale of the Class A Common Shares offered by this prospectus. We will bear all expenses incident to registration, offering and sale of Class A Common Shares to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.” The closing market price of our Class A Common Shares on August 10, 2011 was $45.70 per share.

Our principal executive offices and headquarters are located 810 DSW Drive, Columbus, Ohio 43219, and our telephone number is (614) 237-7100.

An investment in our Class A Common Shares involves a high degree of risk. Before investing in our Class  A Common Shares, we recommend that you carefully read this entire prospectus, including the information under the heading “Risk Factors” on page 3 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement hereto. We have not authorized, and the selling shareholder may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, on behalf of the selling shareholder using a continuous offering process. Under this continuous offering process, the selling shareholder may, from time to time, until the registration statement is withdrawn from registration by us, sell the Class A Common Shares being offered pursuant to this prospectus in one or more offerings.

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by another method as may then be permitted under applicable law, rules or regulations.

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling shareholder may not authorize anyone to provide you with different information. We are not, and the selling shareholder is not, making an offer of the Class A Common Shares to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “DSW,” “registrant,” “Company,” “we,” “us,” “our,” and similar references are to DSW Inc., an Ohio corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Shares. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, which documents are described under “Where You Can Find More Information” before making an investment decision. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

DSW Inc.

DSW is a leading U.S. branded footwear specialty retailer operating 318 shoe stores in 39 states as of April 30, 2011. DSW offers a wide assortment of better-branded dress, casual and athletic footwear for women and men, as well as accessories through its DSW stores and dsw.com. In addition, DSW operates 352 leased departments for four other retailers as of April 30, 2011. Typical DSW customers are brand, value, quality and style-conscious shoppers who have a passion for footwear and accessories. DSW’s core focus is to create a distinctive shopping experience that satisfies both the rational and emotional shopping needs of DSW customers by offering a vast, exciting assortment of in-season styles combined with convenience and value. DSW stores average approximately 22,000 square feet and carry approximately 24,000 pairs of shoes. DSW believes this combination of assortment, convenience and value differentiates it from competitors and appeals to consumers from a broad range of socioeconomic and demographic backgrounds.

DSW was incorporated in the State of Ohio on January 20, 1969 and opened its first DSW store in Dublin, Ohio in 1991. In 1998, a predecessor of Retail Ventures, Inc. (“Retail Ventures”) purchased DSW and affiliated shoe businesses from Schottenstein Stores Corporation and Nacht Management, Inc. In July 2005, DSW completed an initial public offering of its Class A Common Shares, selling approximately 16.2 million shares. DSW was a controlled subsidiary of Retail Ventures until Retail Ventures was merged with and into a wholly owned subsidiary of DSW on May 26, 2011. DSW Class A Common Shares are listed for trading on the NYSE under the symbol “DSW.”

To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”

The Offering

This prospectus relates to the resale of our Class A Common Shares held by the selling shareholder identified under “Selling Shareholder” or a supplement to this prospectus. The Class A Common Shares that may be offered by the selling shareholder using this prospectus represent our Class A Common Shares that we have agreed to issue in connection with warrants that we assumed in our merger with Retail Ventures. We will not receive any of the proceeds from the sale of these Class A Common Shares by the selling shareholder.

RISK FACTORS

Investing in our Class A Common Shares involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended January 29, 2011, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A Common Shares to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. Any or all of the forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in, or incorporated by reference into, this prospectus or any prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws, and we make no commitment to disclose any facts, events, or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in our periodic filings with the SEC.

You should understand that the risks, uncertainties, factors and assumptions discussed in or incorporated by reference into this prospectus, including, but not limited to, the following important factors and assumptions, could cause actual results to differ materially from those expressed in the forward-looking statements:

•	our success in opening and operating new stores on a timely and profitable basis;

•	continuation of supply agreements and the financial condition of our leased business partners;

•	disruption of our distribution and fulfillment operations;

•	failure to retain our key executives or attract qualified new personnel;

•	our competitiveness with respect to style, price, brand availability and customer service;

•	our reliance on our “DSW Rewards” program to drive traffic, sales and loyalty;

•	maintaining good relationships with our vendors;

•	our ability to anticipate and respond to fashion trends;

•	fluctuation of our comparable sales and quarterly financial performance;

•	uncertain general economic conditions;

•	risks inherent to international trade with countries that are major manufacturers of footwear;

•	risks related to our cash and investments; and

•	the anticipated benefits of the merger with Retail Ventures, Inc. taking longer to realize or not being achieved in their entirety.

USE OF PROCEEDS

The proceeds from the sale of the Class A Common Shares to which this prospectus relates are solely for the account of the selling shareholder. We will not receive any proceeds from the sale of Class A Common Shares offered pursuant to this prospectus.

SELLING SHAREHOLDER

This prospectus covers the sale, from time to time, by the selling shareholder of up to 753,185 Class A Common Shares. The following table sets forth the name of the selling shareholder, the number of shares owned by the selling shareholder prior to this offering (including shares that the selling shareholder can acquire upon exercise of the warrants held by the selling shareholder), the number of shares that may be offered under this prospectus and the number of our Class A Common Shares to be owned by the selling shareholder after this offering is completed, assuming that all offered shares are sold as contemplated herein and thereafter none of the offered shares will be held by the selling shareholder:

	Shares Owned Prior to Offering			Shares Owned After Offering
Selling shareholder	Number (1)	Percent (1)	Shares Offered	Number	Percent (1)
Schottenstein RVI, LLC	8,560,028	23.5%	753,185	7,806,843	21.9%

(1)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 27,872,334 Class A Common Shares outstanding as of June 21, 2011, plus 753,185 Class A Common Shares or Class B Common Shares which are issuable upon the exercise of warrants under the New Term Warrants (as defined below). Schottenstein RVI, LLC may be deemed the beneficial owner of 8,560,028 Class A Common Shares in the aggregate. This number consists of 7,806,843 Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time and 753,185 Class A Common Shares or Class B Common Shares which are issuable upon the exercise of warrants under the New Term Warrants (as defined below).

On February 8, 2011, DSW Inc., DSW MS LLC, an Ohio limited liability company and a wholly owned subsidiary of DSW (“Merger LLC”), and Retail Ventures entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Retail Ventures merged with and into Merger LLC, effective May 26, 2011, with Merger LLC continuing after the merger as the surviving entity and a wholly owned subsidiary of DSW (the “Merger”). Pursuant to the Merger, DSW assumed the obligations of Retail Ventures under certain warrants (the “New Term Warrants”), which permit Schottenstein RVI, LLC to acquire up to 753,185 Class A Common Shares or Class B Common Shares (which are convertible into Class A Common Shares) upon exercise of the New Term Warrants, which Class A Common Shares are available for resale pursuant to this registration statement.

Jay L. Schottenstein and certain of his affiliates, including Schottenstein Stores Corporation (“SSC”) and Schottenstein RVI, LLC (collectively, the “Schottenstein Affiliates”), are the controlling shareholders of our Company. We lease certain store, office space, fulfillment center, warehouse and distribution center locations owned by the Schottenstein Affiliates. We also purchase merchandise from Schottenstein Affiliates. Any merchandise purchases from such sources are on terms at least as favorable to us as could be obtained in an arm’s length transaction with an unaffiliated third party. We also receive services from SSC pursuant to a corporate services agreement, which sets forth the costs of shared services. We have also entered into a registration rights agreement with certain Schottenstein Affiliates, under which we agreed to register in specified circumstances our Class A Common Shares issued to such Schottenstein Affiliates upon exercise of the New Term Warrants, and such Schottenstein Affiliates will be entitled to participate in the registrations initiated by other entities.

Jay L. Schottenstein has served as chairman of the board of directors of DSW since March 2005, and previously served as our chief executive officer from March 2005 to April 2009. Mr. Schottenstein served as chairman of the board of directors of Retail Ventures prior to the Merger. Mr. Schottenstein is a director, chairman of the board of directors, president and chief executive officer of SSC, a director and chairman of SEI, Inc., the manager of Schottenstein RVI, LLC, and chairman of the board of directors, president, and a director of Glosser Brothers Acquisition, Inc.

Information about the selling shareholder may change over time. Any changed information will be set forth to the extent provided to us by the selling shareholder in prospectus supplements, if and when necessary. Because the selling shareholder may sell, transfer or otherwise dispose of all, some, or none of the Class A Common Shares covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot estimate the amount of the Class A Common Shares that will be held by the selling shareholder upon the termination of any particular offering. See “Plan of Distribution.”

We will provide to the selling shareholder copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the Class A Common Shares offered hereby.

PLAN OF DISTRIBUTION

We are registering our Class A Common Shares on behalf of the selling shareholder. The selling shareholder may, from time to time, sell any or all of its Class A Common Shares issued upon exercise of the warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling Class A Common Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Class A Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such Class A Common Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell Class A Common Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver Class A Common Shares in connection with these trades.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions, discounts or concessions from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of Class A Common Shares, from the purchaser) in amounts to be negotiated. The selling shareholder has advised us that it does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of Class A Common Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities

Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Class A Common Shares will be borne by the selling shareholder. Neither we nor the selling shareholder can presently estimate the amount of such compensation, if any. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Class A Common Shares if liabilities are imposed on that person under the Securities Act.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the Class A Common Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Common Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and sales of the Class A Common Shares by the selling shareholder.

The selling shareholder also may transfer the Class A Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Class A Common Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

We have agreed to indemnify the selling shareholder against certain liabilities in connection with the offering of the Class A Common Shares hereby.

The selling shareholder and any broker-dealers or agents that participate with the selling shareholder in the offer and sale of the Class A Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Common Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has advised us that it has acquired its securities in the ordinary course of business and it has not entered into any agreements, understandings or arrangements with an underwriter or coordinating broker acting in connection with a proposed sale of Class A Common Shares by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A Common Shares, we will file a supplement to this prospectus if required pursuant to Rule 424(b) under the Securities Act of 1933. If the selling shareholder uses this prospectus for any sale of their Class A Common Shares, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters, including the validity of the Class A Common Shares offered pursuant to this prospectus, will be passed upon for us by Porter Wright Morris & Arthur, LLP.

EXPERTS

The consolidated financial statements incorporated by reference in this registration statement from the DSW Annual Report on Form 10-K for the year ended January 29, 2011, and the effectiveness of DSW’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with the SEC our proxy statement and other information, and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We make available on or through our website, www.dsw.com, free of charge, copies of these statements and reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting us at (614) 237-7100. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including DSW. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the following documents (SEC file number 001-32545) that have been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (filed on March 22, 2011) (File No. 001-32545);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011 (filed on May 25, 2011) (File No. 001-32545);

•

our Current Reports on Form 8-K, dated and filed (unless otherwise noted) on February 8, 2011, as amended on February 25, 2011, March 15, 2011 (except Item 2.02, which is furnished), May 19, 2011 (filed May 20, 2011), May 25, 2011 (filed May 26, 2011, as amended on August 5, 2011), and August 10, 2011; and

•

the description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

DSW Inc.

810 DSW Drive

Columbus, Ohio 43219

Attn: Corporate Secretary

(614) 237-7100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the Class A Common Shares being registered. The selling shareholder will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$3,851.07
Accounting Fees and Expenses*	5,000.00
Legal Fees and Expenses*	9,000.00
Printing and Miscellaneous Expenses*	2,148.93

Total*	$20,000.00

*	Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.

Item 15. Indemnification of Directors and Officers

Ohio Law

Pursuant to section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify directors, officers and other persons under certain circumstances. In some circumstances, an Ohio corporation is required to indemnify directors and officers.

An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

If a director or officer is not successful in an action brought against the director or officer, he or she still may be indemnified under certain circumstances. In actions brought against a director or officer by any person (other than the corporation or on behalf of the corporation), the defendant director or officer may be indemnified for expenses, judgments, fines and amounts paid in settlement if it is determined that the defendant was acting in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. The determination of whether to indemnify an unsuccessful director or officer may be made by any of the following: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel; (iii) the shareholders; or (iv) a court of competent jurisdiction.

If a director or officer is not successful in an action brought by or on behalf of the corporation against the director or officer, the defendant director or officer may be indemnified only for expenses if it is determined that the defendant was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In an action brought by or on behalf of the corporation, if the director or officer is adjudged to be liable for negligence or misconduct, no indemnification for expenses is permitted unless authorized by court order. Similarly, if a director is not successful in an action brought by or on behalf of the corporation against a director where the only liability asserted is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, no indemnification for expenses is permitted under the statute.

Unless otherwise provided in the articles or regulations of a corporation and unless the only liability asserted against a director is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, directors (but not any other person) are entitled to mandatory advancement of expenses incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Pursuant to Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation.

The statutory right of indemnification is not exclusive in Ohio, and a corporation may, among other things, grant rights to indemnification under the corporation’s articles, code of regulation or agreements. Ohio corporations are also specifically authorized to procure insurance against any liability that may be asserted against directors and officers, whether or not the corporation would have the power to indemnify such officials.

Code of Regulations

Article Five of the registrant’s amended and restated code of regulations contains certain indemnification provisions adopted pursuant to authority contained in section 1701.13(E) of the Ohio Revised Code.

The registrant’s amended and restated code of regulations provides for the indemnification of every person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, partner, member or manager, of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding, if he or she acted in good faith and in a manner in which he or she reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the registrant’s amended and restated code of regulations provides that the registrant will not provide indemnification for any person (i) in such person’s capacity as a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in the right of the corporation as to which such person will have been adjudged liable to the registrant for an act or omission undertaken by such person with deliberate intent to cause injury to the corporation or with reckless disregard for the registrant’s best interests, (ii) in such person’s capacity other than that of a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in light of the registrant as to which the indemnitee will have been adjudged to be liable to the corporation for negligence or misconduct, or (iii) in any proceeding by or in the right of the corporation in which the only liability asserted relates to the authorization of unlawful loans, dividends, distributions or repurchase of the registrant’s own shares, absent a court order.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers. Pursuant to the indemnification agreements, the registrant has agreed to indemnify an indemnitee to the greatest extent permitted by Ohio law as set forth above and in its code of regulations. Notwithstanding the foregoing, an indemnitee will not be entitled to indemnification under the indemnification agreement:

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with respect to any claim brought or made by an indemnitee in a proceeding, unless the bringing or making of such claim has been approved or ratified by the board of directors; provided, however, that the foregoing does not apply to any claim brought or made by an indemnitee to enforce a right of an indemnitee under the indemnification agreement;

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for expenses incurred by an indemnitee with respect to any action instituted by or in the name of the registrant against the indemnitee, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by such indemnitee was made in bad faith or was frivolous;

•	for expenses and other liabilities arising from the purchase and sale by an indemnitee of securities in violation of section 16(b) of the Exchange Act or any similar state or successor statute; and

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for expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the registrant is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

Insurance

In addition, the registrant provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on May 26, 2011, as amended on August 5, 2011).

4.2	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, State of Ohio, on August 11, 2011.

DSW Inc.

By:	/s/ WILLIAM L. JORDAN
William L. Jordan
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ MICHAEL R. MACDONALD Michael R. MacDonald	President Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2011

/S/ DOUGLAS J. PROBST Douglas J. Probst	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 11, 2011

*/S/ JAY L. SCHOTTENSTEIN Jay L. Schottenstein	Chairman of the Board and Director	August 11, 2011

Henry A. Aaron	Director

*/S/ ELAINE J. EISENMAN Elaine J. Eisenman	Director	August 11, 2011

*/S/ CAROLEE FRIEDLANDER Carolee Friedlander	Director	August 11, 2011

*/S/ JOANNA T. LAU Joanna T. Lau	Director	August 11, 2011

*/S/ ROGER S. MARKFIELD Roger S. Markfield	Director	August 11, 2011

*/S/ PHILIP B. MILLER Philip B. Miller	Director	August 11, 2011

*/S/ JAMES D. ROBBINS James D. Robbins	Director	August 11, 2011

*/S/ HARVEY L. SONNENBERG Harvey L. Sonnenberg	Director	August 11, 2011

*/S/ ALLAN J. TANENBAUM Allan J. Tanenbaum	Director	August 11, 2011

*By:	/s/ DOUGLAS J. PROBST
Douglas J. Probst, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 8-K filed on May 26, 2011, as amended on August 5, 2011).

4.2	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.